DLH REPORTS THIRD QUARTER FISCAL 2013 RESULTS

▪	Quarterly revenues increased 6.7% year over year

▪	Gross profit grew 24.2% versus the prior year

▪	Company delivered positive net income for the quarter ended June 30, 2013

▪	Company reported third consecutive quarter of revenue growth

▪	Management to conduct conference call/webcast today, August 14, 2013, at 11:00 a.m. EST

Atlanta, Georgia – August, 14, 2013–DLH Holdings Corp. (NASDAQ: DLHC), a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response announced today financial results for its third quarter ended June 30, 2013. The company reported quarterly revenue at $13.5 million and achieved positive net income.

Table 1 - Financial Highlights

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,
($ in thousands, except per share amounts)	2013	2012	2013	2012
Operating revenues	$13,460	$12,618	$39,462	$36,732
Gross profit	$1,975	$1,590	$5,535	$4,455
Gross profit %	14.7%	12.6%	14.0%	12.1%
Income (loss) from operations	$158	$(625)	$74	$(1,399)
Net income (loss)	$68	$(568)	$(169)	$(1,672)
Income (loss) per share - basic and diluted	$0.01	$(0.09)	$(0.02)	$(0.27)
Other Data
Adjusted EBITDA (1)	$228	$(498)	$337	$(1,003)

Management Discussion

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zach Parker stated: “Our third quarter met our overall goals and expectations, and we are pleased to report that the Company has posted positive net income for the quarter in addition to continued revenue growth. We believe that our third consecutive quarter of positive adjusted EBITDA is indicative of a sustainable trend. We further believe that the markets we have targeted will enhance our ability to weather the government sequestration issues. As always, we remain focused on long-term growth and improving shareholder value.”

The Company's FY13 Q3 results reflect that quarterly revenues increased 6.7% over the third quarter of FY12.

Kathryn JohnBull, DLH CFO, added: “Our third quarter results reflect our successful efforts to control costs while delivering world-class support to our customers and partners. While there are many risk factors that we continue to manage through, we believe we have refined our business model to support our ability to consistently deliver positive adjusted EBITDA. This quarter notably marks three consecutive quarters of revenue growth. Additionally, the Company’s gross profit has increased 24.2% over the previous year, based on improved contract performance and cost management.”

Results for Three Months Ended June 30, 2013

Revenues for the three months ended June 30, 2013 and 2012 were $13.5 million and $12.6 million, respectively, which represents an increase of $0.9 million or 6.7%, despite extended government delays in major awards. The increase in revenue is due primarily to expansion on current programs.

Gross profit for the three months ended June 30, 2013 and 2012 was $2.0 million and $1.6 million, respectively, which represents an increase of $0.4 million or 24.2%. As a percentage of revenue, gross profit was 14.7% and 12.6%, for the three months ended June 30, 2013 and 2012, respectively. The gross profit rate benefited from improved contract performance and cost management.

Total G&A expenses for the three months ended June 30, 2013 and 2012 were $1.8 million and $2.2 million, respectively, a decrease of $0.4 million or 18.0%.  As a percent of revenue, G&A expenses were 13.5% and 17.6% for the three months ended June 30, 2013 and 2012, respectively. This improvement was due principally to CFO transition costs of $0.2 million in the prior year period. Additionally, cost reduction initiatives helped to improve operating margins as revenue grew.

Income from operations for the three months ended June 30, 2013 was approximately $158,000 as compared to loss from operations for the three months ended June 30, 2012 of approximately $625,000.  The improvement in income from operations results from improved gross margin and decreased general and administrative expenses described above.

Net income for the three months ended June 30, 2013 was $68,000, or $0.01 per basic and diluted share, as compared to loss from continuing operations of ($568,000) or ($0.09) per basic and diluted share for the three months ended June 30, 2012. This improvement is due to increased gross profit and constraints on spending as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the three months ended June 30, 2013 was $228,000 as compared to ($498,000) for the three months ended June 30, 2012, due principally to the increased gross profit and reduced expenses described above.

Results for Nine Months Ended June 30, 2013

Revenues for the nine months ended June 30, 2013 and 2012 were $39.5 million and $36.7 million respectively, which represents an increase of $2.8 million or 7.4% over the prior fiscal period.  The increase in revenue is due primarily to expansion on current programs as well as having the full nine month impact of new business awards received during the prior year period.

Gross profit for the nine months ended June 30, 2013 and 2012 was $5.5 million and $4.5 million, respectively, which represents an increase of $1.0 million or 24.2% over the prior fiscal year period. As a percentage of revenue, gross profit was 14.0% and 12.1% for the nine months ended June 30, 2013 and 2012, respectively. The gross profit rate benefited from improved contract performance and cost management.

Total G&A expenses for the nine months ended June 30, 2013 and 2012 were $5.5 million and $5.9 million respectively, a decrease of $0.4 million or 6.7%.  As a percent of revenue, G&A expenses were 13.8% and 15.9% for the nine months ended June 30, 2013 and 2012, respectively. The year-over-year reduction in G&A expenses is due to CFO transition expenses of $0.2 million in the prior year period. Additionally, cost reduction initiatives helped to improve operating margins as revenue grew.

Income from operations for nine months ended June 30, 2013 was approximately $74,000 as compared to loss from operations for the nine months ended June 30, 2012 of approximately $1,399,000.   The improvement in income from operations results from the same factors as discussed for the three-month period ended June 30, 2013.

Net loss for the nine months ended June 30, 2013 was ($0.17 million), or ($0.02) per basic and diluted share, as compared to net loss of ($1.67 million), or ($0.27) per basic and diluted share for the nine months ended June 30, 2012.  This improvement is due to increased gross profit, constraints on spending, and reduced other expenses as described in the preceding paragraphs.

Earnings (Loss) Before Interest Tax Depreciation and Amortization (“EBITDA”) adjusted for other non-cash charges (“Adjusted EBITDA”(1)) for the nine months ended June 30, 2013 was $337,000 as compared to ($1,003,000) for the nine months ended June 30, 2012, due principally to the increased gross profit and reduced expenses described above.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)
We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss plus (i) interest and other expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, and (iv) G&A expenses — equity grants. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss is as follows:

	For the three months ended June 30,		For the nine months ended June 30,
	2013	2012	2013	2012
Net income (loss)	$68	$(568)	$(169)	$(1,672)
(i) Interest and other expenses (net)	90	(57)	243	273
(ii) Provision for taxes	—	—	—	—
(iii) Amortization and depreciation	30	37	95	87
(iv) G&A expenses —equity grants	40	90	168	309
EBITDA adjusted for other non-cash charges	$228	$(498)	$337	$(1,003)

Conference Call and Webcast Details

Interested parties may participate in the conference call on Wednesday, August 14, 2013 at 11:00 AM EST by dialing 1-888-953-6857; international callers dial 1-617-399-3481 (passcode 28728748) approximately five to 10 minutes prior to the call. The conference call will also be available on replay starting at 1:00 PM EST on August 14, 2013 and ending on August 21, 2013. For the replay, please dial 1-888-286-8010 (passcode 66971789) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (Nasdaq: DLHC) serves clients throughout the United States as a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response services. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,000 employees working in over 20 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", “intends” and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. The Company does not assume any responsibility for updating any forward-looking statements.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Three Months Ended
	June 30,	June 30,
	2013	2012

REVENUES	$13,460	$12,618
DIRECT EXPENSES	11,485	11,028
GROSS PROFIT	1,975	1,590

GENERAL AND ADMINISTRATIVE EXPENSES	1,787	1,942
SEVERANCE	—	236
DEPRECIATION AND AMORTIZATION	30	37

Income (loss) from operations	158	(625)

OTHER INCOME (EXPENSE)
Interest expense, net	(38)	(71)
Amortization of financing costs	(38)	(57)
Change in value of financial instruments	7	186
Other income (expense), net	(21)	(1)
	(90)	57

Income (loss) before income taxes	68	(568)

INCOME TAX EXPENSE	—	—

NET INCOME (LOSS)	$68	$(568)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED
Net income (loss) per share	$0.01	$(0.09)
WEIGHTED AVERAGE BASIC SHARES OUTSTANDING	9,318	6,621
WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	9,336	6,621

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	(unaudited)
	For the Nine Months Ended
	June 30,	June 30,
	2013	2012

REVENUES	$39,462	$36,732
DIRECT EXPENSES	33,927	32,277
GROSS PROFIT	5,535	4,455

GENERAL AND ADMINISTRATIVE EXPENSES	5,366	5,531
SEVERANCE	—	236
DEPRECIATION AND AMORTIZATION	95	87

Income (loss) from operations	74	(1,399)

OTHER INCOME (EXPENSE)
Interest expense, net	(131)	(233)
Amortization of financing costs	(144)	(143)
Change in value of financial instruments	48	102
Other income (expense), net	(16)	1
	(243)	(273)

Loss before income taxes	(169)	(1,672)

INCOME TAX EXPENSE	—	—

NET LOSS	$(169)	$(1,672)

NET LOSS PER SHARE - BASIC AND DILUTED
Net loss per share	$(0.02)	$(0.27)
WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,307	6,254

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS)

	(unaudited)
	June 30,	September 30,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$3,310	3,089
Accounts receivable, net of allowance for doubtful accounts of $0 as of June 30, 2013 and September 30, 2012 (including unbilled receivables of $9.3 million)	12,510	13,028
Prepaid workers’ compensation	338	516
Other current assets	316	133
Total current assets	16,474	16,766

EQUIPMENT AND IMPROVEMENTS
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	417	408
Leasehold improvements	24	24
	706	697
Less accumulated depreciation and amortization	(524)	(429)
Equipment and improvements, net	182	268

GOODWILL	8,595	8,595

OTHER ASSETS
Deposit for workers compensation insurance	1,030	730
Other assets	25	63
Total other assets	1,055	793

TOTAL ASSETS	$26,306	$26,422

DLH HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	(unaudited)
	June 30,	September 30,
	2013	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank loan payable	$2,313	$2,363
Current portion of capital lease obligations	36	51
Convertible debenture, net	310	—
Derivative financial instruments, at fair value	71	—
Accrued payroll	10,791	10,855
Accounts payable	508	655
Accrued expenses and other current liabilities	4,372	4,158
Liabilities from discontinued operation	150	185
Total current liabilities	18,551	18,267

LONG TERM LIABILITIES
Convertible debenture, net	—	202
Derivative financial instruments, at fair value	—	119
Capital lease obligations	—	22
Other long term liability	20	62
Total long term liabilities	20	405

Total liabilities	18,571	18,672

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding
Common stock, $.001 par value; authorized 40,000 shares; issued 9,320 at June 30, 2013 and 9,268 at September 30, 2012, outstanding 9,318 at June 30, 2013 and 9,266 at September 30, 2012	9	9
Additional paid-in capital	75,361	75,207
Accumulated deficit	(67,611)	(67,442)
Treasury stock, 2 shares at cost at June 30, 2013 and September 30, 2012	(24)	(24)
Total shareholders’ equity	7,735	7,750

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$26,306	$26,422

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647
www.investorrelations@dlhcorp.com
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